UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     January 30, 2014

Commercial Metals Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-4304	75-0725338
(Commission File Number)	(IRS Employer Identification No.)

6565 N. MacArthur Blvd.
Irving, Texas	75039
(Address of Principal Executive Offices)	(Zip Code)

(214) 689-4300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On January 30, 2014, the following matters were voted upon and approved by Commercial Metals Company’s (the “Company”) stockholders at the Company’s Annual Meeting of Stockholders:

(1) the election of three persons to serve as directors until the 2017 Annual Meeting of Stockholders and until their successors are elected;

(2) the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2014; and

(3) the approval, on an advisory, non-binding basis, of the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement for the 2014 Annual Meeting.

The following is a summary of the final voting results for each matter presented to the stockholders:

Election of Directors:

Director’s Name	Votes For	Votes Withheld	Broker Non-Votes
Robert L. Guido	105,670,493	1,407,125	10,605,959
Sarah E. Raiss	105,706,363	1,371,255	10,605,959
J. David Smith	106,416,121	661,497	10,605,959

All three directors were elected to serve three-year terms expiring at the 2017 Annual Meeting of Stockholders.

Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
116,436,600	1,067,406	179,571	—

Approval, on an advisory, non-binding basis, of the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement for the 2014 Annual Meeting:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
104,691,854	2,179,143	206,621	10,605,959

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL METALS COMPANY
Date: February 5, 2014
	By:	/s/ Paul K. Kirkpatrick
	Name:	Paul K. Kirkpatrick
	Title:	Vice President, General Counsel and Corporate Secretary